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                                                                    Exhibit 10.1

                          TRUMP MARINA ASSOCIATES, L.P.
                        a New Jersey limited partnership

                   (formerly Trump's Castle Associates, L.P.)

                FOURTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                                 March 25, 2003

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                          TRUMP MARINA ASSOCIATES, L.P.
                        a New Jersey limited partnership

                   (formerly Trump's Castle Associates, L.P.)

                FOURTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT

        THIS FOURTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT is entered into by and between Trump Marina, Inc. (formerly Trump's Castle Hotel & Casino, Inc.), a New Jersey corporation ("TMI"), as general partner, Trump Casino Holdings, LLC, a Delaware limited liability company ("THC"), as the new limited partner and Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership ("THCR Holdings"), as withdrawing limited partner. Each of TMI and THC is referred to herein as a "Partner" and collectively they are the "Partners."

                              PRELIMINARY STATEMENT

        Terms used in this Preliminary Statement which are not defined herein have the respective meanings set forth in Article 2 of this Agreement.

        WHEREAS, TMI and Donald J. Trump ("Trump"), as general partners, and Trump as limited partner, formed a partnership by entering into an Agreement of Limited Partnership under the laws of the State of New Jersey on May 28, 1985, and amended such agreement on December 14, 1988, August 8, 1990, February 7, 1992 and February 10, 1992, and further amended and restated such agreement as set forth in an Amended and Restated Partnership Agreement dated May 29, 1992 (said Amended and Restated Partnership Agreement is referred to herein as the "Prior Agreement"); and

        WHEREAS, in connection with the consummation of an exchange offer and recapitalization of certain outstanding indebtedness of the Partnership, Trump, TMI and TC/GP, Inc., a Delaware corporation ("TC/GP") amended and restated in its entirety the Prior Agreement in a Second Amended and Restated Partnership Agreement dated as of December 30, 1993 (the "Second Restated Agreement"), which set forth their respective rights and obligations in connection with the Partnership; and

        WHEREAS, in connection with the acquisition of all of the equity interests in the Partnership by THCR Holdings, Trump, TMI and TC/GP amended the Second Restated Agreement in an Amendment dated October 7, 1996 (the "Amended Second Restated Agreement"), whereby Trump, TMI and TC/GP converted the Partnership to a limited partnership governed by the New Jersey Uniform Limited Partnership Law and set forth the respective limited and general partnership interests of each Partner; and

        WHEREAS, Trump, TMI and TC/GP amended and restated the Amended Second Restated Agreement to convert each of Trump's and TC/GP's remaining one (1%) percent general partnership interests in the Partnership into one (1%) percent limited partnership interests (the "Conversion") such that upon the consummation of the Conversion, Trump had a 61.5% limited partnership interest in the Partnership and TC/GP had a 37.5% limited partnership interest in the Partnership and simultaneously with the Conversion, Trump and TC/GP contributed their respective 61.5% or 37.5% limited partnership interest in the Partnership to THCR Holdings, substituted THCR Holdings as a limited partner of the Partnership in lieu of Trump and TC/GP to the full extent of the interest so assigned, and entered into the Third Amended and Restated Partnership Agreement dated October 7, 1996 (the "Current Agreement"); and

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        WHEREAS, in connection with the consummation of a refinancing of certain outstanding indebtedness of the Partnership (the "Refinancing"), THCR Holdings, the withdrawing limited partner, has contributed its 99% limited partnership interest in the Partnership to TCH and substituted TCH as a limited partner of the Partnership in lieu of THCR Holdings to the full extent of the interest so assigned; and

        WHEREAS, TMI and TCH desire to change the name of the Partnership and to restate their respective rights and obligations in connection with the Partnership.

        NOW, THEREFORE, TMI and TCH agree that the Current Agreement is hereby amended, restated and superseded in its entirety and that the Partnership is hereby continued on the terms and conditions set forth herein, and further agree as follows:

                                    ARTICLE 1

                                 CERTAIN MATTERS

        1.1 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Trump Marina Associates, L.P." All contracts of the Partnership shall be made, all instruments and documents executed, and all acts of the Partnership done, in the name of the Partnership; and all properties of the Partnership shall be acquired, held and disposed of in the name of the Partnership or in a designated nominee.

        1.2 Term. The Partnership shall continue in existence until December 31, 2041 or until the earlier termination of the Partnership in accordance with the provisions of Article 13.

                                    ARTICLE 2

                                   DEFINITIONS

        The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural Person, any other Person having a relationship with such specified Person by blood, marriage or adoption not more remote than first cousin. For purposes of this definition: "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agreement" means this Fourth Amended and Restated Partnership Agreement, as in effect from time to time.

        "Capital Account" has the meaning stated in Section 4.1.

        "Casino Control Act" means the New Jersey Casino Control Act and the regulations promulgated thereunder, each as in effect from time to time.

                                      - 3 -

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        "Certificate of Interest" has the meaning stated in Section 15.15.

        "Certificate Transfer Ledger" has the meaning stated in Section 15.15.

        "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

        "General Partner" shall mean TMI, its successors and assigns.

        "Limited Partner" shall mean TCH, its successors and assigns.

        "Limited Partner Priority Capital" means, at any date, an amount equal to $15 million, less distributions made pursuant to Section 5.7.

        "New Jersey Uniform Limited Partnership Law" means Sections 1 through 73 of Chapter 2A of Title 42 of the New Jersey Statutes Annotated, as in effect from time to time.

        "Partner" means TMI and TCH, and permitted transferees, successors and assigns of each.

        "Partnership" means Trump Marina Associates, L.P.

        "Partnership Interest" means the interest of a Partner in the Partnership.

        "Partnership Percentage" has the meaning stated in Section 4.5.

        "Person" means any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

        "Pledge Agreements" means any pledge agreement executed and delivered by any Partner in connection with the consummation of the Refinancing.

        "Profits" and "Losses" mean, for each fiscal year or other period of the Partnership, the amount of profits or losses, as the case may be, for such year or period determined in the manner prescribed in Code Section 703(a) using the tax accounting methods used for Federal income tax purposes and as prescribed in Regulations under Code Section 704(b) reflecting the book adjustment of the Capital Accounts as initially reflected in Article 4. Amounts, if any, allocated and payable pursuant to Section 5.5 shall be treated as expenses for determining such profits and losses.

        "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "TCH" has the meaning set forth in the Preamble to this Agreement.

        "TMI" has the meaning set forth in the Preamble to this Agreement.

        "Trump Marina" has the meaning stated in Article 3.

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                                    ARTICLE 3

                                     PURPOSE

        The purpose and business of the Partnership is to conduct casino gaming and to own and operate the Trump Marina Casino Resort and the ancillary structures, marina and other facilities used or to be used in connection with the operation thereof located in Atlantic City, New Jersey ("Trump Marina"), with the power to: (i) buy, sell, lease, or enter into any transaction to effectuate any of the foregoing; (ii) exercise complete control over Trump Marina and all personal property attached to or used in connection therewith and all securities or other interests or obligations arising out of the sale, exchange or other disposition of Trump Marina or any of its properties by the Partnership; (iii) borrow money for partnership purposes and otherwise mortgage, pledge or encumber Trump Marina or any part thereof either directly or through one or more nominee corporations; and (iv) do all things necessary, incidental, desirable or appropriate in connection with the foregoing and related to the operations, management and financing of Trump Marina.

                                    ARTICLE 4

                                CAPITAL ACCOUNTS

        4.1 Capital Accounts. A separate capital account shall be maintained for each Partner (each a "Capital Account"). Capital Accounts shall be maintained in accordance with the regulations promulgated under Section 704(b) of the Code.

        4.2 Maintenance of Separate Capital Accounts. There shall be credited to each Partner's Capital Account, as set forth in Section 4.1, each Partner's share of the Profits of the Partnership allocated to such Partner pursuant to Article 5 and any additional contributions to the capital of the Partnership made by such Partner in accordance with Section 4.4. There shall be charged against each Partner's Capital Account the amount of all cash distributions made to such Partner (other than such distributions treated as guaranteed payments pursuant to Section 5.5), such Partner's share of the Losses of the Partnership allocated to such Partner pursuant to Article 5 and the fair market value of any property (other than cash) distributed to such Partner.

        4.3 Capital Account Determinations. Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Partner for purposes of any provision hereof, the Capital Account of the Partner shall be determined after giving effect to all capital contributions theretofore made to the Partnership and all allocations of Profits and Losses for transactions effected prior to the time as of which such determination is made and all distributions theretofore made. The Capital Account of any Partner, including any additional or substitute partner, who shall receive a Partnership Interest in the Partnership or whose Partnership Interest shall be increased by means of a transfer to such Partner of all or a part of the Partnership Interest of another Partner shall be credited with (or charged with) the transferor's Capital Account (or an appropriate part thereof in the case of a partial transfer of a Partnership Interest); and, in such event, corresponding adjustments shall be made with respect to the Capital Account of the transferor Partner.

        4.4 Additional Capital Contributions. No Partner shall be obligated to make any additional contributions to the capital of the Partnership or, as between Partners, to restore any deficit in its Capital Account. If a Partner shall make any additional contributions to the capital of the Partnership, the amount thereof shall be credited to such Partner's Capital Account; but, unless otherwise agreed among the Partners at the time such contribution is made, such Partner will not be

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entitled to the return of such contribution prior to the termination of the
Partnership. No additional contribution made by a Partner will result in a change in the Partnership Percentages of the Partners.

        4.5 Partnership Percentages. As of any date, each Partner's "Partnership Percentage" shall mean such Partner's percentage interest in the Profits and Losses of the Partnership determined in accordance with this Section
4.5. As of the date of this Agreement the Partnership Percentage of each Partner is as follows:

                                 GENERAL PARTNERSHIP         LIMITED PARTNERSHIP            PARTNERSHIP
PARTNER                          PERCENTAGE                  PERCENTAGE                     PERCENTAGE
--------------------------------------------------------------------------------------------------------
Trump Marina, Inc.                   1.0%                            --                         1.0%
--------------------------------------------------------------------------------------------------------
Trump Casino Holdings, LLC            --                           99.0%                       99.0%
--------------------------------------------------------------------------------------------------------

                                    ARTICLE 5

                 ALLOCATIONS, CERTAIN PAYMENTS AND DISTRIBUTIONS

        5.1 Allocations. Except as is otherwise provided in this Agreement, all Profits and Losses of the Partnership shall be allocated among the Partners for each calendar year (or portion thereof) and credited or debited, as the case may be, to their Capital Accounts as follows:

                5.1.1 Losses. Losses shall be allocated as follows: (A) First, to those Partners with positive balances in their Capital Accounts in proportion to and to the extent of the respective positive balances of such Capital Accounts, until either the full amount of such Losses shall have been so allocated or the Capital Account balances equal zero, and (B) next, in accordance with the Partners' Partnership Percentages.

                5.1.2 Profits. Profits shall be allocated as follows: (A) First, to those Partners with negative balances in their Capital Accounts, in proportion to and to the extent of the respective negative balances of the Capital Accounts, until either the full amount of such Profit shall have been so allocated or the Capital Account balances of such Partners equal zero, (B) then, if the ratio between the Capital Account balances of the Partners is other than in the ratio of their then prevailing Partnership Percentages (determined for this purpose without regard to any unrecovered amounts of Limited Partner Priority Capital), there shall be credited to the Partners with the lesser balance so much of the Profit as may be available to eliminate or reduce the disparity and (C) next, in accordance with the Partners' Partnership Percentages.

        5.2     Allocations for Tax Purposes.

                5.2.1 Except as otherwise provided in this Section 5.2, Profits and Losses for all income tax purposes shall be allocated to the Partners to the greatest extent practicable in a manner consistent with the manner set forth in Sections 5.1.1 and 5.1.2 and Code Section 704(b) and (c) and the Regulations promulgated thereunder. Except as provided in Section 5.2.5, allocations pursuant to this Section 5.2 shall not be reflected in the Capital Accounts of the Partners.

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                5.2.2   Notwithstanding anything to the contrary in this
Agreement, if there is a net decrease in partnership minimum gain, as defined in Regulation Section 1.704-2(b)(2), (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluations of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership minimum gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This Section 5.2.2 is intended to comply with the minimum gain chargeback rule in said Section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this
Section 5.2.2 shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

                5.2.3 Notwithstanding anything to the contrary in this Agreement except Section 5.2.2, if there is a net decrease in minimum gain attributable to partner nonrecourse debt, as determined in accordance with Regulation Section 1.704-2(i)(2), each Partner shall be specially allocated items of Partnership income and gain for such year (and if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the minimum gain attributable to partner nonrecourse debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This Section 5.2.3 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. Allocations pursuant to this Section 5.2.3 shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

                5.2.4 If during any taxable year of the Partnership any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Partner has a deficit Capital Account balance, there shall be allocated to such Partner items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) in an amount and manner sufficient to eliminate such Partner's deficit Capital Account balance as quickly as possible. This Section 5.2.4 is intended to constitute a "Qualified Income Offset", under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                5.2.5 Each Partner's Capital Account shall be charged for such Partner's allocable share of expenditures of the Partnership (based on the Partnership Percentages prevailing on the date such expenditures were made) described in Section 705(a)(2)(B) of the Code (relating to expenditures which are neither deductible nor properly chargeable to capital) and expenditures which, pursuant to the Regulations under Section 704(b) of the Code, are characterized as Section 705(a)(2)(B) expenditures.

                5.2.6 The amount of any partner nonrecourse deductions as defined in Regulation Section 1.704-2(i)(2) attributable to debt of the Partnership for which a Partner bears the economic risk of loss, within the meaning of Regulation Section 1.752-2(d)(3), shall be specially allocated to such Partner.

                5.2.7 To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 732, 734 or 743 of the Code is required to be taken into account in determining Capital Accounts in accordance with Regulation Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment decreased such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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        5.3     Tax Elections. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General
Partner in its sole discretion.

        5.4 Interim Closing of Books. In the event of a transfer of a Partnership Interest or a change in the Partners' Partnership Percentages, then Profits and Losses, each item thereof and all tax items shall be allocated to the Partners by taking into account their varying interests during the taxable year of the transfer or change in accordance with Section 706(d) of the Code, using the interim closing of the books method.

        5.5     Certain Payments.

        The payments specified in this Section 5.5 shall be made to the specified Partner for services or the use of capital and shall be treated as "guaranteed payments" within the purview of Section 707(c) of the Code for Federal income tax purposes and as expenses of the Partnership for purposes of determining partnership Profits and Losses.

        Subject to the following provisions of this Section 5.5, the Limited Partner shall be entitled to receive a distribution on February 25 and August 25 in each fiscal year (each a "distribution date") in respect of Limited Partner Priority Capital unrecovered and outstanding during the period commencing on the date immediately following the next preceding distribution date and ending on such distribution date calculated at a rate per annum equal to 9.5%. The Partnership shall pay such distribution in cash not later than the 30th day following the applicable distribution date. If the Partnership shall be unable to pay the entire amount of any such distribution in cash, the portion not paid in cash shall be forgiven and shall not cumulate.

        5.6 Distributions. Except as prohibited by contractual obligations of the Partnership entered into in accordance with the terms and provisions of this Agreement, the General Partner may distribute to the Partners the net cash flow of the Partnership from time to time in amounts as determined by the General Partner in accordance with Partnership Percentage Interests.

        5.7 Priority Return of Limited Partner Priority Capital in Certain Events. The Limited Partner shall be entitled to receive an amount equal to Limited Partner Priority Capital upon any liquidation or winding-up of the Partnership in priority to other distributions to the Partners.

                                    ARTICLE 6

                      MANAGEMENT AND OPERATION OF BUSINESS

        6.1 General Partner. The management and control of the business, operations and activities of the Partnership shall be vested in and conducted by the General Partner which shall be responsible for supervising the activities of the Partnership's officers, employees and agents. Except as otherwise provided expressly in this Agreement, the General Partner shall have full authority in the name and on behalf of the Partnership to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership, including, without limitation, the right to enter into and perform contracts of all kinds, to bring and defend actions at law or in equity, to buy, own, manage, sell, lease or otherwise acquire or dispose of Partnership assets, to pay all expenses incurred by or on behalf of the Partnership, to borrow money and to grant mortgages and security interests in Partnership property and to cause the Partnership to enter into partnerships, joint ventures and similar arrangements. The General Partner may delegate matters within the authority of the General Partner hereunder to a third party, acting as agent for the General Partner, pursuant to a management or similar agreement.

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        6.2     Compensation and Reimbursement of Partners.

                6.2.1 Compensation of Partners. No Partner shall be entitled to separate compensation for services as Partner.

                6.2.2 Reimbursement of Expenses. The Partners shall be reimbursed by the Partnership for all expenses, disbursements, and advances incurred or made in good faith to third parties for or on behalf of the Partnership.

                                    ARTICLE 7

                                    OFFICERS

        7.1     Officers of the Partnership.

                7.1.1 Enumeration. The Partnership shall have a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such other officers, if any, as the General Partner from time to time may in its discretion elect or appoint. The Partnership may also have such agents, if any, as the General Partner from time to time may in its discretion choose.

                7.1.2 Duties and Powers. Subject to law and to the other provisions of this Agreement, each officer shall have such duties and powers as are commonly incident to his or her office.

                7.1.3 Tenure. Each officer and agent shall retain his or her authority at the pleasure of the General Partner.

        7.2     Resignations and Removals.

                7.2.1 Resignations. Any officer may resign by delivering his or her resignation in writing to the General Partner. Such resignations shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state.

                7.2.2 Removal. The General Partner may at any time remove any officer either with or without cause.

                                    ARTICLE 8

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        8.1 Records and Accounting. The General Partner shall maintain a standard, modern system of accounting in which full, true and correct entries will be made of all dealings and transactions with respect to the Partnership's business. All books of account and other records shall at all times be kept at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their representatives during reasonable hours. All books and records of the Partnership shall be kept on an accrual basis of accounting with the fiscal year as its annual accounting period which shall end on the date of the final dissolution or termination of the Partnership. All references in this Agreement to a "fiscal year" are to such an annual accounting period. Any records maintained by the Partnership in the regular course of its business, including the books of account, and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes according to generally accepted accounting principles.

        8.2 Fiscal Year. The fiscal year of the Partnership shall end on December 31.

        8.3     Annual and Periodic Reports.

                8.3.1 Annual Statement; Annual Budget. The General Partner shall, as soon as practicable, but in no event later than 90 days after the close of each fiscal year, cause to be furnished to each Partner the combined balance sheet of the Partnership and its combined subsidiaries as at the end of such fiscal year and the combined statements of profit and loss, partners' capital and cash flow for such year (all in reasonable detail), such combined statements to be accompanied by reports or certificates of Ernst & Young, LLP, auditors of the Partners and its consolidated subsidiaries, or other independent certified public accountants of recognized national standing selected by the General Partner.

                8.3.2 Quarterly Reports. The General Partner shall, as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Partnership, furnish to each Partner the internally prepared unaudited combined balance sheet of the Partnership and its combined subsidiaries as of the end of such quarter and the combined statements of profit and loss, partners' capital and cash flow for such quarter and for the portion of the fiscal year then ending (all in reasonable detail), accompanied by a certificate of the General Partner or of the chief financial officer of the Partnership to the effect that, except for the lack of required footnotes, such balance sheets and statements have been properly prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Partnership and its combined subsidiaries as of the date thereof and the results of their operations for the period-covered thereby, subject only to normal year-end audit adjustments.

                8.3.3 Other Information. From time to time upon request of any Partner, the General Partner shall furnish to such Partner such other information regarding the business, affairs and condition, financial or otherwise, of the Partnership and its subsidiaries as such Partner may reasonably request. The authorized officers and representatives of any Partner shall have the right during normal business hours to examine the books and records of the Partnership and each of its subsidiaries, to make copies, notes and abstracts therefrom, and to make an independent examination of its books and records.

                                    ARTICLE 9

                               INCOME TAX MATTERS

        9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation (at the Partnership's expense) and timely filing of all returns of Partnership income, gains, deductions and losses necessary for federal and state income tax purposes. The General Partner shall use its best efforts to furnish to the Partners within 60 days and in any event shall furnish within 90 days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. A copy of the Partnership's income tax returns will be furnished to any Partner upon request. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall end on December 31.

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        9.2     Tax Controversies. Subject to the provisions hereof, the
Partners hereby designate the General Partner as the "Tax Matters Partner" (as defined in Section 6231 of the Code), and the General Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.

        9.3 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

                                   ARTICLE 10

                              TRANSFER OF INTERESTS

        10.1 Transfer. The term "transfer," when used in this Article 10 with respect to a Partnership Interest means a transaction by which the holder of a Partnership Interest assigns the Partnership Interest or any part thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

        10.2 Transfers Generally. No Partnership Interests shall be transferred, in whole or in part, provided, that, the foregoing shall not apply to the pledges pursuant to the Pledge Agreements.

Any transfer or purported transfer of any Partnership Interest not made in accordance with this Section 10.2 shall be null and void.

                                   ARTICLE 11

                            [Intentionally omitted.]

                                   ARTICLE 12

                        ADMISSION OF ADDITIONAL PARTNERS

        12.1 Admission of Additional Partners. The General Partner may admit additional Partners without the consent of the Partners. In admitting additional Partners, the Partnership shall not be obligated to offer first to the existing Partners the right to make additional capital contributions or subscriptions. The Percentage Interest of each additional Partner shall be determined by the General Partner.

        12.2 Amendment of Agreement in Connection with the Admission of Additional Partners. For the admission to the Partnership of any Partner, the Partners shall take all steps necessary and appropriate to prepare an amendment of this Agreement reflecting the same.

                                   ARTICLE 13

                    TERMINATION AND WINDING-UP OF PARTNERSHIP

        13.1 Termination. The Partners hereby waive their right of partition and agree not to do anything that would terminate the Partnership prior to the expiration of its term without the prior written consent of the other Partners. No Partner may voluntarily withdraw from the Partnership

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without the prior written consent of all other Partners. Upon the withdrawal, death, retirement or insanity of the General Partner, or any other event of dissolution under the New Jersey Uniform Limited Partnership Law, the business of the Partnership shall be wound up and terminated unless all remaining Partners, within 90 days thereafter, agree in writing that the Partnership shall be reconstituted and its business continued.

        13.2 Winding-Up of the Partnership. Upon any winding up of the Partnership, the following shall be accomplished:

                13.2.1 The financial officers of the Partnership shall be directed to prepare a balance sheet of the Partnership in accordance with generally accepted accounting principles as of the date of dissolution, which shall be reported upon by the Partnership's independent public accountants.

                13.2.2 The assets of the Partnership shall be liquidated by the Partners as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice.

                13.2.3 The proceeds of sale of all or substantially all of the property of the Partnership and all other assets of the Partnership to be liquidated shall be applied and distributed as follows, and in the following order of priority:

                        13.2.3.1 To the payment of debts and liabilities of the Partnership and the expenses of liquidation not otherwise adequately provided for; then

                        13.2.3.2 To the setting up of any reserves which are reasonably necessary for any contingent liabilities or obligations of the Partnership or of the Partners arising out of, or in connection with, the Partnership; and then

                        13.2.3.3 The remaining proceeds, to the Partners in proportion to and to the extent of their positive Capital Account balances determined after giving effect to the allocations of Profits and Losses provided for in Article 5 hereof.

                        13.2.3.4 The Partnership shall terminate when all property and assets owned by the Partnership to be liquidated shall have been disposed of, and the net sale proceeds, after payment of or provision for the amounts specified in Sections 13.2.3.1 and 13.2.3.2, and any assets to be distributed shall have been distributed to the Partners as provided herein.

                                   ARTICLE 14

                                AMENDMENTS; ETC.

        14.1 Amendments. The Partners may amend any provision of this Agreement, and any provision of this Agreement may be waived, from time to time, with a writing executed on behalf of each of the Partners.

        14.2 Non-Waiver. Except as expressly provided herein, no delay on the part of any Partner in exercising any right hereunder shall operate as a waiver thereof; nor shall any waiver by any Partner of any right hereunder or of any failure to perform or breach hereof by any other Partner constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Partner, whether of a similar or dissimilar nature thereof.

                                   ARTICLE 15

                               GENERAL PROVISIONS

        15.1 Addresses and Notices. The address of each Partner for all purposes initially shall be the address set forth in Exhibit A to this Agreement. Any notice or communication required hereunder shall be in writing and either delivered personally or by overnight courier service, or mailed first class and registered, postage prepaid, to an officer of the addressee and shall be deemed to be given when so delivered to, or if mailed when received at, such initial address (or to such other address or addresses as such Person may subsequently designate by notice given hereunder).

        15.2 Titles and Captions. The table of contents to this Agreement and all article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

        15.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        15.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, whether written or oral.

        15.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

        15.9 Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. Each party hereto hereby expressly and irrevocably agrees and consents that any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby may be instituted and maintained in any state or federal court sitting in Atlantic County, New Jersey or in any federal court sitting in the State of New Jersey or in any state or federal court sitting in the Borough of Manhattan in New York, New York and, by execution of this Agreement, each party hereto expressly waives any objection that it may have now or hereafter to the venue or jurisdiction of any such action, suit or proceeding and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

        15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        15.11   Indemnification; Exculpation.

                15.11.1 Indemnification. The Partnership shall indemnify and hold harmless each Partner, its Affiliates, any director of the General Partner or an Affiliate of a director of the General Partner, any partner, officer, director, employee, attorney or agent of a Partner, any Partner Representative (as defined in the Third Amended and Restated Partnership Agreement dated October 7, 1996) that served on Partnership's Board of Partner Representatives prior to the date hereof and any Affiliate of such Persons (each individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Partnership, including without limitation liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to be a Partner, an Affiliate of a Partner, a director of the General Partner or an Affiliate of a director of the General Partner, or any partner, officer, director, employee, attorney or agent of a Partner, a Partner Representative or an Affiliate of such Persons at the time any such liability or expense is paid or incurred, but only if such course of conduct does not constitute gross negligence or willful misconduct; provided, however, that such indemnification or agreement to hold harmless shall be recoverable only out of assets of the Partnership and not from the Partners. The indemnification provided by this Section 15.11 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise, both as to action in the Indemnitee's capacity as a Partner, an Affiliate of a Partner, a director of the General Partner or an Affiliate of a director of the General Partner, or any partner, officer, director, employee, attorney or agent of a Partner, a Partner Representative or an Affiliate of such Persons and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. No Indemnitee shall be denied indemnification in whole or in part under this Section 15.11 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was fully disclosed to all Partners who consented to such transaction.

                15.11.2 Exculpation. No director of the General Partner shall have any liability to the Partnership or any Partner for monetary damages for any action taken, or any failure to take any action, as a director of the General Partner, except liability for (a) any improper financial benefit received as a director of the General Partner; (b) an intentional infliction of harm on the Partnership or any Partner; (c) acts or omissions not in good faith or which involve intentional misconduct; and (d) any knowing violation of law.

        15.12   [Intentionally omitted].

        15.13 Casino Control Commission Regulation. Notwithstanding anything to the contrary in this Agreement:

                (i) This Agreement will be deemed to include all provisions required by the Casino Control Act and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be included in this Agreement, are incorporated herein by reference as if fully restated in this Agreement.

                (ii) If the continued holding of a Partnership Interest by any Partner will disqualify the Partnership to continue as the owner and operator of a casino licensed in the State of New Jersey under the provisions of the Casino Control Act, such Partner shall enter into such escrow, trust or similar arrangement as may be required by the Commission under the circumstances. It is the intent of this Section 15.13 to set forth procedures to permit the Partnership to continue, on an uninterrupted basis, as the owner and operator of a casino licensed under the provisions of the Casino Control Act.

                (iii) (a) All transfers (as defined by the Casino Control Act) of securities (as defined by the Casino Control Act), shares and other interests in the Partnership shall be subject to the right of prior approval by the Commission; and (b) the Partnership shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Partnership in the event that the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

                (iv) Each Partner hereby agrees to cooperate reasonably and promptly with the others in obtaining any and all licenses, permits or approvals required by any governmental authority or deemed expedient by the Partners in connection with the Casino Control Act.

                (v) Each Partner shall have the right to offer to acquire any Partnership Interest required to be disposed of pursuant to this Section
15.13 on the same basis as other potential purchasers, subject to the Casino Control Act.

        15.14 Survival of Rights, Duties and Obligations. Termination of the Partnership for any cause shall not release any party from any liability which at the time of termination had already accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such termination.

        15.15   Certificate of Interest.

                15.15.1 Form of Certificate of Interest. The interest of each Partner in the Partnership shall be evidenced by a Certificate of Interest in the form attached as Annex 15.15 hereto (each a "Certificate of Interest"). A certificate transfer ledger (the "Certificate Transfer Ledger") recording the issue and transfer of Certificates of Interest in the Partnership shall be maintained at the principal office of the Partnership. Each such Certificate of Interest shall be serially numbered and shall be issued by, or at the written direction of, each of the Partners to the lawful holder of an interest in the Partnership, upon payment by the issue of the full amount of the capital contributions then due with respect to its interest in the Partnership represented by such Certificate of Interest. All Certificates of Interest shall be executed in the name of the Partnership by each of the Partners. Each Certificate of Interest shall state on its face the name of the registered holder thereof and the then interest in the Partnership held by the issue; and shall bear, on both sides thereof, a statement of the restrictions imposed by
Section 105 of the Casino Control Act.

                15.15.2 Certificate of Interest. The interests of the General Partner and the Limited Partner in the Partnership shall constitute a security governed by Article 8 of the Uniform Commercial Code then in effect in the State of New Jersey.

                15.15.3         Transfers of Certificates of Interest.
Certificates of Interest in the Partnership may be transferred by the lawful holders thereof only in connection with the pledge or transfer of all or part of the interest of such holder in the Partnership, and only in accordance with the provisions of this Agreement. All such transfers shall be effected by duly executed and acknowledged instruments of assignment, each of which shall be duly recorded on the Certificate Transfer Ledger. No effect shall be given to any purported assignment of a Certificate of Interest, or transfer of the interest in the Partnership evidenced thereby, unless such assignment and transfer shall be in compliance with the terms and provisions of this Agreement, and any attempted assignment or transfer in contravention hereof shall be ineffectual.

                15.15.4 Lost, Stolen, Destroyed or Mutilated Certificates of Interest. In the event that a Certificate of Interest shall be lost, stolen, destroyed or mutilated, the Partnership may cause a replacement Certificate of Interest to be issued upon such terms and conditions as shall be fixed by the General Partner, including, without limitation, provision for indemnity and the posting of a bond or other adequate security as security therefor. No replacement Certificate of Interest shall be issued to any person unless such person has surrendered the Certificate of Interest to be replaced, or has complied with the terms of this Section 15.15.

                15.15.5 Inspection of Certificate Transfer Ledger. The Certificate Transfer Ledger containing the names and addresses of all Partners and the interest of each Partner in the Partnership shall be open to the inspection of the Partners at the principal office of the Partnership during usual business hours upon request of any Partner. Such Certificate Transfer Ledger shall, in addition, be available for inspection by the Casino Control Commission or the Division of Gaming Enforcement of the State of New Jersey and each of their respective authorized agents at all reasonable times without notice.

                         ****Signature Page Follows****

        IN WITNESS WHEREOF, this Agreement has been executed as of the 25th day of March, 2003.

                                 GENERAL PARTNER:

                                 TRUMP MARINA, INC.

                                 By:    /s/ John P. Burke
                                     ---------------------------------
                                        John P. Burke
                                        Vice President

                                 NEW LIMITED PARTNER:

                                 TRUMP CASINO HOLDINGS, LLC

                                 By:    TRUMP HOTELS & CASINO RESORTS
                                        HOLDINGS, L.P.

                                        By: TRUMP HOTELS & CASINO RESORTS, INC.

                                        By:   /s/ Robert M. Pickus
                                           ------------------------------------
                                              Name:   Robert M. Pickus
                                              Title:  Executive Vice President

                                 AS WITHDRAWING LIMITED PARTNER:

                                 TRUMP HOTELS & CASINO RESORTS
                                 HOLDINGS, L.P.

                                 By:    TRUMP HOTELS & CASINO RESORTS, INC.

                                        By:   /s/ Robert M. Pickus
                                           ------------------------------------
                                              Name:   Robert M. Pickus
                                              Title:  Executive Vice President

                                    EXHIBIT A

PARTNER:                                ADDRESSES:
--------------------------------------------------------------------------------
Trump Marina, Inc.                      Huron Avenue & Brigantine Blvd.
                                        Atlantic City, New Jersey 08401
--------------------------------------------------------------------------------
Trump Casino Holdings, LLC              1000 Boardwalk
                                        Atlantic City, New Jersey 08401
--------------------------------------------------------------------------------

                                   ANNEX 15.15

                         FORM OF CERTIFICATE OF INTEREST

See Attached.

                                 ACKNOWLEDGMENT

STATE OF NEW YORK   :
                    : ss.
COUNTY OF NEW YORK  :

        BE IT REMEMBERED that on March 25, 2003, before me, the subscriber, personally appeared John P. Burke, the Vice President of Trump Marina, Inc., a New Jersey corporation, who, I am satisfied, is the person who has signed the within instrument on behalf of such corporation, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as such officer aforesaid, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.


                                        ------------------------------
                                                 Notary Public

                                 ACKNOWLEDGMENT

STATE OF NEW YORK   :
                    : ss.
COUNTY OF NEW YORK  :

        BE IT REMEMBERED that on March 25, 2003, before me, the subscriber, personally appeared Robert M. Pickus, the Executive Vice President of Trump Hotels & Casino Resorts, Inc., general partner of Trump Hotels & Casino Resorts Holdings, L.P., the sole member of Trump Casino Holdings, LLC, a Delaware limited liability company, who, I am satisfied, is the person who has signed the within instrument on behalf of such limited liability company, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as such officer aforesaid, and that the within instrument is the voluntary act and deed of said limited liability company.


                                        ------------------------------
                                                 Notary Public

                                 ACKNOWLEDGMENT

STATE OF NEW YORK   :
                    : ss.
COUNTY OF NEW YORK  :

        BE IT REMEMBERED that on March 25, 2003, before me, the subscriber, personally appeared Robert M. Pickus, the Executive Vice President of Trump Hotels & Casino Resorts, Inc., general partner of Trump Hotels & Casino Resorts Holdings, L.P., who, I am satisfied, is the person who has signed the within instrument on behalf of such limited liability company, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as such officer aforesaid, and that the within instrument is the voluntary act and deed of said limited liability company.


                                        ------------------------------
                                                 Notary Public